Exhibit 10.2

Global Partners LP

2018 Long-Term Cash Incentive Plan
Award Agreement

Grantee:	(the “Grantee”)

Grant Date:	(the “Grant Date”)

1.                                      Grant of Cash Incentive Award.  Global GP LLC (“GPLLC”) hereby grants to you a cash incentive award under the Global Partners LP 2018 Long-Term Cash Incentive Plan (the “Plan”) of                           Dollars and 00/100 ($        ) (the “Award”), such grant to be on the terms and conditions set forth herein and in the Plan, which is incorporated herein by reference as a part of this agreement (“Agreement”).

2.                                      Vesting/Forfeitures.  Except as otherwise provided in this Agreement or the Plan, the Award will vest in accordance with the vesting schedule set forth in the following table, so long as you continue to provide services to GPLLC or its Affiliates continuously from the Grant Date through each vesting date set forth below (each, a “Vesting Date”):

Vesting Date	Cumulative Vested Percentage
, 20	20%
, 20	30%
, 20	50%

Except as otherwise provided in this Agreement or the Plan, on the date you cease providing services to GPLLC or its Affiliates, any unvested portion of the Award shall automatically terminate and cease to be outstanding.

3.                                      Events Occurring Prior to Vesting.  Notwithstanding Paragraph 2 to the contrary,

(a)                                 Death or Disability.  If you cease providing services to GPLLC or its Affiliates as a result of your death or a “disability,” as defined in Section 409A(a)(2)(C) of the Code, the Board, in its sole discretion, shall determine whether the Award or any unvested portion thereof shall become vested, shall be forfeited, or shall continue to vest pursuant to its terms as if your service had continued through the last Vesting Date.

(b)                                 Resignation and Other Terminations of Service.  If you voluntarily resign from providing services to GPLLC or its Affiliates, your services are terminated by GPLLC or its Affiliates, you fail to be nominated for re-election as a Director (if applicable), or are otherwise not re-elected as a Director (if applicable), the Board, in its sole discretion, shall determine whether the Award or any unvested portion thereof shall (i) remain outstanding and continue to vest on each remaining Vesting Date in accordance with the vesting schedule set forth in Paragraph 2 as if you continued to provide services to GPLLC and its Affiliates, (ii) become immediately vested, or (iii) be forfeited.

(c)                                  Change of Control.  Any unvested portion of the Award held by you automatically shall become fully vested upon a Change of Control.

4.                                      Payments.  As soon as administratively practicable after a Vesting Date, or, if vesting occurs upon a Change of Control as provided in Section 5(e) of the Plan, as soon as administratively practicable on or following such Change of Control, but in all events not later than 2½ months following the vesting of the Award, you shall be paid the portion of the Award that vested on such date.

5.                                      Limitations Upon Transfer.  All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

6.                                      Taxes and Withholding.  The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to you the amount of any applicable taxes payable in respect of an Award, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

7.                                      Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of GPLLC and upon any person lawfully claiming under you.

8.                                      Entire Agreement.  The Plan and this Agreement constitute the entire agreement of the parties with regard to the Award granted hereby, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby.  This Agreement is in addition to and does not supersede or replace any prior or contemporaneous agreement between you and GPLLC, the Partnership, or any of their Affiliates relating to confidentiality, non-disclosure, non-competition, or non-solicitation.

9.                                      Modifications.  Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of GPLLC.

10.                               Conflicts and Governing Law.  In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise. This grant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

GLOBAL GP LLC

By:

Name:

Title:

GRANTEE

By:

Name:

Title:

[Signature Page to Long Term Cash Incentive Award Agreement [insert DATE]]